UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2017

DETERMINE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employer Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On June 21, 2017, Determine, Inc. (“we,” “us” or “our”) entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell, and the investors agreed to purchase, subject to the terms and conditions expressed therein, 2,184,000 shares of our common stock at a price of $2.50 per share, for aggregate gross proceeds of approximately $5.46 million. We expect the offering to close on or about June 26, 2017, subject to the satisfaction of customary closing conditions, and expect that the net proceeds from the offering will be approximately $4.87 million after deducting the placement agent’s fee and estimated offering expenses payable by us.

On June 21, 2017, we also entered into a placement agency agreement with Lake Street Capital Markets, LLC (“Lake Street”), pursuant to which we retained Lake Street as the exclusive placement agent for the offering of shares of common stock and will pay Lake Street a fee of approximately $327,600 in connection with the offering. The placement agency agreement provides that we will indemnify Lake Street against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The shares are being offered and sold pursuant to a prospectus supplement dated June 21, 2017 and an accompanying base prospectus dated November 16, 2015, pursuant to our shelf registration statement on Form S-3 (File No. 333-207841) which was declared effective by the Securities and Exchange Commission on November 16, 2015. The opinion of our counsel regarding the validity of the shares sold in the offering is filed herewith as Exhibit 5.1.

The foregoing descriptions of the securities purchase agreement and placement agency agreement are not complete and are qualified in their entirety by reference to the full text of the securities purchase agreement and placement agency agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. The securities purchase agreement and placement agency agreement have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the securities purchase agreement and placement agency agreement were made only for purposes of such agreements and as of specific dates and were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the securities purchase agreement or placement agency agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or any of our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the securities purchase agreement and placement agency agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Note Conversion

On June 21, 2017, Lloyd I. Miller, III, our largest stockholder, and certain of his affiliated entities (collectively, the “Holders”) elected to convert approximately $970,000 of outstanding interest and principal payable under junior secured convertible promissory notes dated as of March 11, 2015, as amended from time to time (the “Notes”), into an aggregate of 170,733 shares of our common stock (the “Conversion Shares”) at the conversion price of $5.70 per share. To induce the Holders to convert such Notes, we entered into a subscription and investment representation agreement (the “Subscription Agreement”) with the Holders pursuant to which we will issue an aggregate of 218,540 additional shares of common stock to the Holders (the “Inducement Shares”) under the terms and conditions further set forth in the Subscription Agreement. The Conversion Shares and the Inducement Shares combined will result in the acquisition of shares at a price approximately equivalent to the price to the investors of the shares sold in the offering described under “Registered Direct Offering” above.  Upon the consummation of the conversion, approximately $2.3 million of outstanding interest and principal will remain payable under the Notes. The Subscription Agreement also provides that the Inducement Shares will be subject to the same registration rights as the Conversion Shares, which rights consist of an obligation for us to file a registration statement to register such shares for resale by the Holders.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The issuance of the Conversion Shares and the Inducement Shares will be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Note Conversion” is incorporated by reference in its entirety into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2017, our Board of Directors approved an amendment to Article V of our Amended and Restated Bylaws (as amended, the “Bylaws”) to provide for the issuance of uncertificated shares of our common stock and to make certain other related changes, effective immediately. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to our Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 21, 2017, we issued a press release announcing the pricing of the offering referred to in Item 1.01 of this Current Report on Form 8-K under the heading “Registered Direct Offering.” A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Determine, Inc., as amended as of June 21, 2017

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Form of Securities Purchase Agreement, dated as of June 21, 2017, by and among Determine, Inc. and the investors named therein

10.2	Placement Agency Agreement, dated as of June 21, 2017, by and between Determine, Inc. and Lake Street Capital Markets, LLC

10.3	Form of Subscription and Investment Representation Agreement, dated as of June 21, 2017

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)

99.1	Press Release entitled “Determine, Inc. Announces Pricing of Registered Direct Offering of Common Stock” dated June 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DETERMINE, INC.

Date: June 21, 2017	By:	/s/ John Nolan
	Name:	John Nolan
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

3.1	Amended and Restated Bylaws of Determine, Inc., as amended as of June 21, 2017	Filed Electronically

5.1	Opinion of Faegre Baker Daniels LLP	Filed Electronically

10.1	Form of Securities Purchase Agreement, dated as of June 21, 2017, by and among Determine, Inc. and the investors named therein	Filed Electronically

10.2	Placement Agency Agreement, dated as of June 21, 2017, by and between Determine, Inc. and Lake Street Capital Markets, LLC	Filed Electronically

10.3	Form of Subscription and Investment Representation Agreement, dated as of June 21, 2017	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5.1

99.1	Press Release entitled “Determine, Inc. Announces Pricing of Registered Direct Offering of Common Stock” dated June 21, 2017	Furnished Electronically

5